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                                                           EXHIBIT 12.1

                            SIMON PROPERTY GROUP, LP
                Computation of Ratio of Earnings to Fixed Charges

                                 (in thousands)
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                                                              SIMON PROPERTY GROUP, LP
                                                           ----------------------------
                                                             FOR THE NINE MONTHS ENDED
                                                                      SEPTEMBER 30,
                                                             --------------------------
                                                                 2002           2001
                                                             -----------    -----------
EARNINGS:
     Income before extraordinary items                       $   436,530    $   243,983

     Add:
         Minority interest in income of
            majority owned subsidiaries                            6,369          7,839

         Distributed income from unconsolidated entities          25,154         18,226

         Amortization of capitalized interest                      1,400          1,198

     FIXED CHARGES                                               520,443        527,080
     Less:
         Income from unconsolidated entities                     (52,112)       (39,356)

         Interest capitalization                                  (3,722)        (8,624)

                                                             -----------    -----------
EARNINGS                                                     $   934,062    $   750,346
                                                             -----------    -----------

Fixed Charges:
     Portion of rents representative of the interest factor        3,756          3,665

     Interest on indebtedness
         (including amortization of debt expense)                512,965        514,791

     Interest capitalized                                          3,722          8,624

                                                             -----------    -----------
FIXED CHARGES                                                $   520,443    $   527,080
                                                             -----------    -----------

RATIO OF EARNINGS TO FIXED CHARGES                                  1.79           1.42
                                                             ===========    ===========




                                                                                                              SIMON DEBARTOLO
                                                                           SIMON PROPERTY GROUP, LP             GROUP, L.P.
                                                              ----------------------------------------------- ---------------

                                                                      FOR THE YEAR ENDED DECEMBER 31,
                                                              -----------------------------------------------------------
                                                                 2001        2000         1999         1998       1997
                                                              ----------  -----------  -----------  ---------- ----------
EARNINGS:
     Income before extraordinary items                         $343,754    $ 401,057    $ 354,221    $ 272,100  $ 220,434

     Add:
         Minority interest in income of
            majority owned subsidiaries                          10,715       10,725       10,719        7,335      5,270

         Distributed income from unconsolidated entities         51,740       45,948       30,169       29,903     14,700

         Amortization of capitalized interest                     1,702        1,323          724          396          0

     FIXED CHARGES                                              699,751      735,662      660,121      492,191    322,685
     Less:
         Income from unconsolidated entities                    (67,401)     (53,476)     (44,926)     (22,293)    (8,690)

         Interest capitalization                                (10,325)     (18,513)     (23,759)     (13,792)   (11,932)
                                                             ----------   ----------    ---------    ---------   --------
EARNINGS                                                     $1,029,936   $1,122,726    $ 987,269    $ 765,840   $542,467
                                                             ----------   ----------    ---------    ---------   --------

Fixed Charges:
     Portion of rents representative of the interest factor       4,932        4,951        4,901        4,831      3,732

     Interest on indebtedness
         (including amortization of debt expense)               684,494      712,198      631,461      473,568    307,021

     Interest capitalized                                        10,325       18,513       23,759       13,792     11,932
                                                             ----------   ----------    ---------    ---------   --------
FIXED CHARGES                                                $  699,751    $ 735,662    $ 660,121    $ 492,191   $322,685
                                                             ----------   ----------    ---------    ---------   --------

RATIO OF EARNINGS TO FIXED CHARGES                                 1.47         1.53         1.50         1.56       1.68
                                                             ==========    =========    =========    =========   ========
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